UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 28, 2006

Date of Report (Date of earliest event reported)

HOLMES BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-31129 (Commission File No.)	88-0412635 (IRS Employer Identification No.)
8655 East Via De Ventura, Suite G-200, Scottsdale, Arizona (Address of principal executive offices)		85258 (Zip code)

Registrant’s telephone number, including area code:  (206) 245-4779

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

        (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

        (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Holmes Biopharma, Inc. has received notification from the OTCBB that our securities are no longer eligible to be listed on the OTC Bulletin Board under NASD Rule 6530(e).  The delinquency is based upon filing our latest Form 10-QSB approximately 3 hours after the deadline.  As a result of our ineligibility for the OTC Bulletin Board, our securities will be removed from quotation on the OTC Bulletin Board at the open of business on November 30, 2006.

We intend to transfer the listing of our securities to the Pink Sheets on that date, and maintain a Pink Sheet listing until such time as the Company can qualify to list on the American Stock Exchange and/or AIM Exchange.

All regulatory filings for the Company are current and complete and the Company will continue to file on a timely basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLMES BIOPHARMA, INC.

/s/ John F. Metcalfe

Date: November 28, 2006

By: _______________________________________

         John F. Metcalfe

         President, Chief Financial Officer and Director